UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2017
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INGEVITY CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-37586	47-4027764
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5255 Virginia Avenue
North Charleston, South Carolina 29406
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, Ingevity Corporation (the “Company”) entered into change in control and severance agreements (the “agreements”) with certain of the Company’s executive officers, including D. Michael Wilson, the Company’s chief executive officer (“CEO”), John C. Fortson, the Company’s chief financial officer (“CFO”), Katherine P. Burgeson, the Company’s general counsel (“GC”), and S. Edward Woodcock, Jr., the Company’s executive vice president and president of performance materials (“EVP”). Each agreement provides for an initial three-year term that will automatically renew on an annual basis following the initial term unless either party gives advance notice of termination in accordance with the agreement. In the event of a “change in control” (as defined in the agreements) each agreement would generally expire no earlier than the second anniversary of such change in control.

On an involuntary termination without “cause” or a voluntary termination with “good reason” (as such terms are defined in the agreements) within two years of a change in control, the agreements provide for the following severance benefits: (i) a cash payment to the executive officer equal to a certain multiplier times the executive’s base salary and target annual incentive award opportunity (for the CEO the multiplier is 3x, for the CFO, GC and EVP the multiplier is 2x), (ii) full vesting of restricted stock units, (iii) full vesting of any performance award (equity and/or cash) based on the greater of target or actual performance for each such award, and (iv) a lump sum payment in lieu of continued healthcare and other benefits. Payout is also triggered on an involuntary termination of an executive’s employment (absent cause) in the absence of a change in control. Such termination will result in a cash payment to the executive equal to 2x for our CEO, 1.5x for our CFO and GC (with respect to a termination prior to January 1, 2019 and 1x thereafter) and 1x for our EVP of such executive officer’s base salary and target incentive award opportunity, as well as a lump sum payment in lieu of continued healthcare and other benefits.

Any payout under the agreement is contingent upon the executive officer’s execution of a release of claims against the Company related to such executive’s employment and termination of employment. In consideration for the compensation provided by the agreement, the executive officer agrees to comply with customary non-competition and employee, customer and vendor non-solicitation restrictive covenants for 12 months after termination, as well as certain customary confidentiality provisions.

The agreements will supersede the change in control and severance benefits provided for in the letter agreements entered into with our CEO, CFO and GC prior to the Company’s separation from WestRock Company.

The forgoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the agreements, which are attached hereto as Exhibits 10.1-10.4.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
	10.1	Change in control and severance agreement between Ingevity Corporation and D. Michael Wilson dated March 1, 2017.
	10.2	Change in control and severance agreement between Ingevity Corporation and John C. Fortson dated March 1, 2017.
	10.3	Change in control and severance agreement between Ingevity Corporation and Katherine P. Burgeson dated March 1, 2017.
	10.4	Change in control and severance agreement between Ingevity Corporation and S. Edward Woodcock, Jr. dated March 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/S/ KATHERINE P. BURGESON
Katherine P. Burgeson
Executive Vice President, Secretary & General Counsel
Date: March 6, 2017

Exhibit Index

Exhibit No.	Description
10.1	Change in control and severance agreement between Ingevity Corporation and D. Michael Wilson dated March 1, 2017.
10.2	Change in control and severance agreement between Ingevity Corporation and John C. Fortson dated March 1, 2017.
10.3	Change in control and severance agreement between Ingevity Corporation and Katherine P. Burgeson dated March 1, 2017.
10.4	Change in control and severance agreement between Ingevity Corporation and S. Edward Woodcock, Jr. dated March 1, 2017.